Exhibit 99.1

Investor Contact Christian Charnaux tel +1 703-883-5205 christian.charnaux@hilton.com Media Contact Aaron Radelet tel +1 703-883-5804 aaron.radelet@hilton.com	7920 Jones Branch Drive McLean, VA 22012 www.hiltonworldwide.com

Hilton Files Form 10 Registration Statements For Planned Spin-Offs

•	Hilton takes important step in separating into three independent, pure play, market-leading public companies
•	Transactions expected to be completed by end of year

McLEAN, VA, June 2, 2016 — Hilton Worldwide Holdings Inc. (NYSE: HLT) (“Hilton”) announced that Form 10 Registration Statements have been filed today with the U.S. Securities and Exchange Commission (SEC) for its timeshare business and the bulk of its real estate business in connection with the previously announced plans to pursue a separation into three distinct, publicly traded companies.

The filings provide detailed information on the business, strategy and historical financial results of both entities on a “carve-out” basis, as well as further details on license and management agreements between the companies going forward. The filings will be updated with additional information in subsequent amendments as further information on the transactions is finalized prior to separation, which is expected to be completed by the end of the year.

“The filing of the Form 10 Registration Statements is an important milestone in simplifying Hilton to a capital-light, fee-based business, while fully activating our real estate and timeshare businesses as stand-alone companies,” said Christopher J. Nassetta, President & Chief Executive Officer of Hilton. “As a result of the proposed transactions, we expect to unlock growth opportunities that are embedded within the three businesses and take advantage of capital market and tax efficiencies. We look forward to completing the spins later this year, realizing significant benefits for all three companies and continuing to generate long-term value for Hilton shareholders.”

The New, Simplified Hilton: A Market-Leading Fee-Based Business

On a Pro Forma1 basis, over 90% of Hilton’s Adjusted EBITDA comes from fees, of which nearly 90% are driven by franchise fees and top-line driven base management fees. Hilton’s 13 brands each lead their respective categories, targeting a clear market segment and customer at scale. As a result, Hilton expects to continue leading the industry in organic net unit growth as a percentage of installed base without significant use of capital. Hilton will continue to be led by Chris Nassetta as Chief Executive Officer and Kevin Jacobs as Chief Financial Officer.

On a stand-alone basis, Hilton’s Pro Forma Adjusted EBITDA for full year 2016 is projected to be between $1,770 million and $1,830 million, inclusive of

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This press release includes certain “Pro Forma” information that gives effect to the spin-offs and related transactions as if they occurred on January 1, 2016 (in the case of Adjusted EBITDA and related information) and December 31, 2016 (in the case of net leverage and related information). See “Forward-Looking Statements” below for information concerning certain of the material assumptions on which this guidance is based.

Pro Forma Corporate & Other for full year 2016 between $240 million and $250 million and an incremental $45 million to $50 million of Pro Forma management fee revenue from the real estate business. As of year-end 2016, Hilton’s Pro Forma net leverage is projected to be between 3.25x and 3.5x Adjusted EBITDA. See “Forward-Looking Statements” below for information concerning certain of the material assumptions on which this guidance is based.

Hilton will maintain a commitment to achieving a low-grade investment grade credit profile and expects to continue a dividend payout ratio of 30% to 40% of recurring cash flow with the remaining free cash available for capital return to shareholders. Hilton expects to initiate a share buyback program following the completion of the transactions.

Park Hotels & Resorts: Premium Assets with a Scaled Platform and Strong Growth Potential

The real estate business, to be named Park Hotels & Resorts (“Park”), is a leading lodging real estate company with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Its high-quality portfolio consists of 69 premium-branded hotels and resorts with nearly 36,000 rooms located in prime U.S. and international markets with high barriers to entry. Over 85% of Park’s rooms are luxury and upper upscale and nearly 90% are located in the United States, including 14 of the top 25 markets as defined by Smith Travel Research (STR). Over 70% of its rooms are located in the central business districts of major cities and resort/conference destinations.

With $2.7 billion of revenue, $817 million of Adjusted EBITDA and $299 million of net income in 2015, Park will be the second-largest publicly traded lodging REIT.

Park is focused on generating attractive long-term total returns by enhancing the value of its exceptional properties and utilizing its scale to efficiently allocate capital while maintaining a strong and flexible balance sheet.

As previously announced, Park will be led by industry veterans Tom Baltimore, previously President and Chief Executive Officer of RLJ Lodging Trust, as Chief Executive Officer and Sean Dell’Orto, currently SVP & Treasurer of Hilton, as Chief Financial Officer.

Park’s Pro Forma Adjusted EBITDA for full year 2016 is projected to be between $795 million and $825 million, inclusive of Pro Forma Corporate & Other for full year 2016 of approximately $40 to $45 million. Additionally, prior to the spins, it is anticipated that certain rooms at Park hotels in New York, Hawaii, and Washington D.C. will be contributed to HGV for future conversion to timeshare inventory. As of year-end, Park’s Pro Forma net leverage is projected to be between 3.75x and 4.0x Adjusted EBITDA. See “Forward-Looking Statements” below for information concerning certain of the material assumptions on which this guidance is based.

Hilton Grand Vacations (HGV): A Fast Growing, Capital Efficient Timeshare Business

HGV is a rapidly growing timeshare company that markets and sells vacation ownership intervals (“VOIs”), manages resorts in top leisure and urban destinations, and operates a point-based vacation club. Its 46 resorts, representing 7,402 units, are located in iconic leisure and urban vacation destinations such as the Hawaiian Islands, New York City, Orlando and Las Vegas, and feature spacious, condominium-style accommodations with superior amenities and high quality service. Through Hilton Grand Vacations Club, HGV’s approximately 255,000 members have the flexibility to exchange their VOIs for stays at any Hilton Grand Vacations resort or any property in the Hilton system of industry-leading brands across more than 4,600 hotels, as well as numerous experiential vacation options, such as cruises and guided tours.

As an innovator in the timeshare business, HGV has successfully transformed from a highly capital-intensive business to a capital efficient model by pursuing an inventory strategy focused on fee-for-service and just-in-time inventory acquisition. Over time, HGV will target a 50/50 sales mix of owned and fee-for-service inventory in an effort to optimize earnings growth, free cash flow production and returns on invested capital.

As previously announced, HGV’s experienced management team will be led by Mark Wang, who has led Hilton’s global timeshare operations since 2008, as Chief Executive Officer. The external search and appointment of a Chief Financial Officer is expected to conclude prior to the spin.

For the year ended December 31, 2015, HGV generated total revenues of $1.5 billion, net income of $174 million, Adjusted EBITDA of $373 million, and return on invested capital of 41.3%.

HGV’s Pro Forma Adjusted EBITDA for full year 2016 is projected to be between $370 million and $390 million, inclusive of Pro Forma Corporate & Other for full year 2016 of approximately $75 million, of which approximately $25 to $30 million is incremental. Furthermore, HGV will recognize approximately $25 to $30 million of Pro Forma full year 2016 management fee revenue earned from timeshare homeowners associations that are currently included in the results of Hilton’s management and franchise segment. As of year-end, HGV’s Pro Forma net leverage is projected to be approximately 1.0x Adjusted EBITDA, excluding receivables financings and securitizations. See “Forward-Looking Statements” below for information concerning certain of the material assumptions on which this guidance is based.

Transaction Overview

Under the plan announced in February 2016, Hilton will execute tax-free spin-offs to shareholders of its timeshare business, Hilton Grand Vacations, and the bulk of its real estate business, with the intention of electing real estate investment trust (REIT) status for Park concurrently with completion of the spin. Hilton’s core Management & Franchise business will continue operating under the Hilton name.

Hilton has received a private letter ruling from the Internal Revenue Service on certain issues relevant to the qualification of the spin-offs as tax-free. These transactions will be effected through a distribution of the new entities’ stock to existing Hilton shareholders. Hilton shareholders will own shares in all three companies following the completion of the transaction.

One-time cash uses related to the transactions are expected to include approximately $200 million for the cash portion of a special dividend to be paid by Park following the spin-offs in connection with its election of REIT status, approximately $200 million for the acceleration of taxes associated with the cancellation of debt income, and approximately $250 million of estimated transaction costs.

Completion of the separations is subject to a number of conditions, including, among others, declaration of effectiveness of the Form 10 Registration Statements filed with the SEC, and other customary matters. Approval by Hilton’s shareholders is not required for completion of the separation.

A copy of each Form 10 Registration Statement is available for review at www.sec.gov under the name Hilton Grand Vacations Inc. for the timeshare business and Park Hotels & Resorts Inc. for the real estate business, and at Hilton’s website at: ir.hiltonworldwide.com.

Deutsche Bank Securities, Goldman, Sachs & Co. and BofA Merrill Lynch are acting as financial advisors to Hilton.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the intended spin-offs and their expected benefits and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I-Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, as such factors may be updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The projected Pro Forma information in this press release gives effect to the spin-offs and related transactions as if they occurred on January 1, 2016 (in the case of Adjusted EBITDA and related information) and December 31, 2016 (in the case of net leverage and related information). This projected Pro Forma information is based on various assumptions, including with regard to: (1) the terms of the hotel management and franchise agreements between Hilton and Park and the license agreement between Hilton and HGV, which agreements have not yet been finalized; (2) the nature and amount of incremental costs that will be incurred by Park and HGV as independent public companies as compared to expenses historically allocated to them as a part of Hilton; and (3) the nature and amount of debt to be incurred, assumed or retired by each of Hilton, Park and HGV pursuant to certain financing transactions expected to be completed on or prior to the consummation of the spin-offs.

The assumptions underlying the projected Pro Forma Adjusted EBITDA, Pro Forma net leverage ratio and other Pro Forma information in this press release are subject to various risks and uncertainties, including, among others: risks inherent to the hospitality, lodging real estate and timeshare industries; macroeconomic factors beyond the control of Hilton, Park and HGV; risks related to financing transactions expected to be consummated in connection with the spin-offs; competition, management and franchise agreements and timeshare sales; risks related to doing business with third-party hotel owners; risks relating to the significant investments in owned and leased real estate of Hilton, Park and HGV; performance of information technology systems; growth of reservation channels outside of Hilton’s system; risks of doing business outside of the United States; and risks related to Hilton’s proposed spin-offs and related transactions, including financing transactions. Any of the foregoing risks and uncertainties, as well as the additional risk factors described in the section entitled “Part I-Item 1A. Risk Factors” of Hilton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016, and the sections entitled “Risk Factors” of the information statements included in the Form 10s filed by each of Park and HGV on June 2, 2016, in each case, as such factors may be updated from time to time in subsequent filings with the SEC, could cause actual outcomes or results to differ materially from those indicated by the projected information in this press release.

Non-GAAP Financial Measures

Hilton refers to certain non-GAAP financial measures in this press release, including Adjusted EBITDA for Park and HGV. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” of the information statement included in the Form 10s filed by each of Park and HGV on June 2, 2016 for additional information and reconciliations of such non-GAAP financial measures for historical periods.

In addition, this press release includes projected Pro Forma Adjusted EBITDA and Pro Forma net leverage ratio as of and for the year ending December 31, 2016 for each of Hilton, Park and HGV. Reconciliations of projected Pro Forma Adjusted EBITDA and Pro Forma net leverage ratio to measures calculated in accordance with GAAP are not available without unreasonable effort due to the unavailability of certain information needed to calculate certain reconciling items, including interest expense and income tax expense.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, comprising more than 4,660 managed, franchised, owned and leased hotels and timeshare properties with more than 765,000 rooms in 102 countries and territories. For 97 years, Hilton has been dedicated to continuing its tradition of providing exceptional guest experiences. The company’s portfolio of 13 world-class global brands includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including preferred pricing, free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where HHonors members can check-in, choose their room, and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton on Facebook, Twitter, YouTube, Flickr, LinkedIn and Instagram.